Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

To the Board of Directors
Worldwide Energy & Manufacturing USA, Inc.
South San Francisco, CA

We hereby consent to the incorporation by reference of our report dated April 5, 2009, except for note 17, which is dated August 18, 2009, with respect to the financial statements of Worldwide Energy & Manufacturing USA, Inc. appearing in the Annual Report on Form 10-K/A of Worldwide Energy & Manufacturing USA, Inc. for the years ended December 31, 2008 and 2007, in the Registration Statement of Worldwide Energy & Manufacturing USA, Inc. on Form S-1/Amendment #1 to be filed on or about March 23, 2010.  We also consent to the use of our name and the references to us included in the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
March 23, 2010